Exhibit 99.1

Martha Stewart Living Omnimedia, Inc. Announces Multi-Year Media Partnership with Meredith Corporation

MSLO to Create all Editorial Content; Meredith to Provide Sales, Marketing, Circulation and Production

Expected to be Immediately Accretive to Earnings

NEW YORK, NY (October 15, 2014) – Martha Stewart Living Omnimedia (NYSE:MSO) today announced a ten-year partnership with Meredith Corporation (NYSE:MDP; www.meredith.com) whereby Meredith will assume ad sales, circulation, and production of Martha Stewart Living and Martha Stewart Weddings magazines, enabling Meredith to market MSLO’s magazines and digital assets alongside Meredith’s own leading brands.

Under the terms of this transformative, multi-year agreement, Martha Stewart Living Omnimedia’s (MSLO) editorial team will continue to create all content for print and digital properties. Meredith will also assume responsibility for the sales and marketing of www.marthastewart.com and www.marthastewartweddings.com and MSLO’s related digital assets including its vast video library. MSLO will retain control over the brand’s social media channels.

The agreement, which applies to the United States and Canada, is effective November 1, 2014. Meredith will begin delivering editions starting with the February 2015 issue of Martha Stewart Living and the Winter 2014 special issue of Martha Stewart’s Real Weddings.

“We are very excited to partner with a great company like Meredith, which has an excellent track record in advertising sales, operations and production of a library of some of our country’s most popular magazines. Our editorial team can focus entirely on what we do best: the creation of inspirational, original, practical, useful, and trusted content for our superb publications and digital properties—content that continually enhances and improves consumers’ lives,” said Founder and Non-Executive Chairman, Martha Stewart.

Throughout the years, MSLO has been recognized by the industry for its award-winning content including multiple national magazine awards, 19 Emmys, 3 James Beard Awards, several Webby Awards and more.

“This partnership marks a significant milestone in the continued evolution of our Company. Our award-winning content coupled with Meredith’s much larger size and sales expertise, expands our brands’ reach while significantly and immediately improving our bottom line,” said CEO Dan Dienst. “Fundamentally, we are a content and design creation company with a peerless and globally recognized brand. This transaction enables us to remain focused on our core competencies, permitting our Company’s resources, and management’s attention, to be centered on driving growth in our merchandise vertical over the coming months and years. We are honored to have Meredith as our newest partner.”

“This is a winning arrangement for both companies and their respective shareholders, as well as advertising clients and consumers alike,” said Meredith Chairman and CEO Stephen M. Lacy. “We will leverage Meredith’s tremendous expertise and scale in the magazine and digital fields with the award-winning multi-platform content created by the Martha Stewart team. The change will be invisible to the consumer, and strengthen the Martha Stewart brand in the advertising marketplace.”

Martha Stewart Living is published 10 times annually with a rate base of 2 million. Its readership is over 10 million, including 1.75 million millennial women, according to Mediamark Research Institute. Martha Stewart’s digital properties average 8 million monthly unique visitors and 60 million views, according to comScore. Martha Stewart Weddings, a quarterly publication, continues its position as the number one bridal magazine on newsstands.

Meredith will market Martha Stewart Living, Martha Stewart Weddings and the digital assets with its own leading brands, including Better Homes and Gardens, Parents, Allrecipes and Traditional Home, according to Meredith National Media Group President Tom Harty. The agreement will enable Meredith to go to market with a reach of more than 100 million unduplicated American women, and a digital reach of more than 65 million unduplicated monthly unique visitors.

The opportunities presented by this new partnership, along with significant cost savings for MSLO, will have an immediate impact on MSLO’s Operating Income. On a normalized basis, MSLO’s Operating Income is expected to improve by as much as $10-15 million annually. The agreement will result in a fourth quarter restructuring charge, principally for severance, of approximately $2-3 million. The Company will provide additional details associated with today’s announcement when it reports its earnings for the third quarter at the end of the month.

FORWARD LOOKING STATEMENTS

This press release contains certain statements that we believe are, or may be considered to be, “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “intend,” “believe,” “continue,” “potential” or similar words or phrases and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed in or implied by such forward-looking statements.

These risks and uncertainties are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s website at http://www.sec.gov/.

ABOUT MARTHA STEWART LIVING OMNIMEDIA

Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) is a diversified media and merchandising company, inspiring and engaging consumers with unique lifestyle content and distinctive products. The Company reaches approximately 100 million consumers across all media platforms each month and has a growing retail presence in thousands of retail locations. MSLO’s media brands, available across multiple platforms, include Martha Stewart Living and Martha Stewart Weddings; the Company also offers books and utility apps. MSLO’s television and video programming includes the “Martha Stewart’s Cooking School” and “Martha Bakes” series on PBS, in addition to made-for-the-web video and a vast library of how-to content available online. Martha Live, a radio show hosted by Martha Stewart, airs every weekday on SIRIUS XM Channel 109. MSLO also designs high-quality Martha Stewart products in a range of lifestyle categories available through select retailers, including The Home Depot, Macy’s, jcpenney, Staples, PetSmart, Michaels and Jo-Ann Fabric & Craft Stores. The MSLO family of brands also includes Chef Emeril Lagasse’s media and merchandising properties. Additional information about MSLO is available at www.marthastewart.com.

ABOUT MEREDITH CORPORATION

Meredith Corporation (NYSE: MDP) has been committed to service journalism for more than 110 years. Today, Meredith uses multiple distribution platforms – including broadcast television, print, digital, mobile, tablets and video – to provide consumers with content they desire and to deliver the messages of its advertising and marketing partners.

Meredith’s National Media Group is the leader in creating content across media platforms in key consumer interest areas such as food, home, parenthood and health through well-known brands such as Better Homes and Gardens, Parents and Allrecipes. Meredith features robust brand licensing activities, including over 3,000 SKUs of branded products at 4,000 Walmart stores across the U.S. Meredith Xcelerated Marketing is a leader at developing and delivering custom content and customer relationship marketing programs for many of the world’s top brands, including Kraft, Lowe’s and Chrysler.

Meredith’s Local Media Group includes 15 owned or operated television stations reaching 10 percent of U.S. households. Meredith’s portfolio is concentrated in large, fast-growing markets, with seven stations in the nation’s Top 25 – including Atlanta, Phoenix and Portland – and 13 in Top 50 markets.

Meredith’s balanced portfolio consistently generates substantial free cash flow, and the Company is committed to growing Total Shareholder Return through dividend payments, share repurchases and strategic business investments. Meredith’s current annualized dividend of $1.73 per share yields approximately 4 percent. Meredith has paid a dividend for 67 straight years and increased it for 21 consecutive years.

SOURCE Martha Stewart Living Omnimedia, Inc.

Media:

Claudia Shaum, 212-827-8722, cshaum@marthastewart.com;

Patrick Taylor, 212-551-6984; www.patrick.taylor.com

Investors:

Katherine Nash, 512-757-2566, knash@marthastewart.com;

Mike Lovell, 515-284-3622; mike.lovell@meredith.com

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